Pricing Supplement No. 12,590

Registration Statement Nos. 333-275587; 333-275587-01

Dated December 22, 2025

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Variable Income Memory Auto-Callable Notes due December 27, 2030

Based on the Worst Performing of the Class A Common Stock of Affirm Holdings, Inc., the Class A Common Stock of AppLovin Corporation, the Class A Common Stock of Robinhood Markets, Inc., the Common Stock of Oracle Corporation and the Common Stock of Micron Technology, Inc.

Fully and Unconditionally Guaranteed by Morgan Stanley

￭The notes are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The notes have the terms described in the accompanying product supplement and prospectus, as supplemented or modified by this document.

￭Variable coupon. The notes will pay a variable coupon on each coupon payment date, as follows: If, on any observation date, the closing level of each underlier is greater than or equal to its coupon barrier level, the notes will pay the higher coupon (as well as any previously unpaid conditional coupons), at the annual rate specified herein, with respect to the related interest period. However, if the closing level of any underlier is less than its coupon barrier level on any observation date, the notes will pay only the lower coupon, at the annual rate specified herein, with respect to the related interest period.

￭Automatic early redemption. The notes will be automatically redeemed if the closing level of each underlier is greater than or equal to its call threshold level on any redemption determination date for an early redemption payment equal to the stated principal amount plus the higher coupon with respect to the related interest period and any previously unpaid conditional coupons. No further payments will be made on the notes once they have been automatically redeemed.

￭Payment at maturity. If the notes have not been automatically redeemed prior to maturity, investors will receive (in addition to the applicable variable coupon with respect to the final interest period and any previously unpaid conditional coupons, if payable) the stated principal amount at maturity.

￭The value of the notes is based on the worst performing underlier. The fact that the notes are linked to more than one underlier does not provide any asset diversification benefits and instead means that poor performance by any underlier will adversely affect your return on the notes, regardless of the performance of the other underliers.

￭The notes are for investors who are concerned about principal risk and who seek the repayment of principal and an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no higher coupons over the entire term of the notes. You will not participate in any appreciation of any underlier. The notes are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These notes are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Stated principal amount:	$1,000 per note
Issue price:	$1,000 per note (see “Commissions and issue price” below)
Aggregate principal amount:	$526,000
Underliers:

Affirm Holdings, Inc. class A common stock (the “AFRM Stock”), AppLovin Corporation class A common stock (the “APP Stock”), Robinhood Markets, Inc. class A common stock (the “HOOD Stock”), Oracle Corporation common stock (the “ORCL Stock”) and Micron Technology, Inc. common stock (the “MU Stock”). We refer to each of the AFRM Stock, the APP Stock, the HOOD Stock, the ORCL Stock and the MU Stock as an underlying stock.

Strike date:	December 22, 2025
Pricing date:	December 22, 2025
Original issue date:	December 26, 2025
Final observation date:	December 23, 2030, subject to postponement for non-trading days and certain market disruption events
Maturity date:	December 27, 2030
Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$941.80 per note. See “Estimated Value of the Notes” on page 5.
Commissions and issue price:	Price to public	Agent’s commissions and fees(1)	Proceeds to us(2)
Per note	$1,000	$41	$959
Total	$526,000	$21,566	$504,434

(1)Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $41 for each note they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)See “Use of Proceeds and Hedging” in the accompanying product supplement.

The notes involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these notes, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Notes” and “Additional Information About the Notes” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Notes dated February 7, 2025 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Variable Income Memory Auto-Callable Notes

Terms continued from the previous page
Variable coupon:

A variable coupon at an annual rate of either 0.25% (the “lower coupon”) or 7.60% (the “higher coupon”) will be paid on the notes on each coupon payment date. The higher coupon (as well as any previously unpaid conditional coupons) will be paid on the notes on each coupon payment date only if the closing level of each underlier is greater than or equal to its coupon barrier level on the related observation date.

If, on any observation date, the closing level of any underlier is less than its coupon barrier level, we will pay the lower coupon with respect to the applicable interest period.

Conditional coupon:

A conditional coupon at an annual rate of 7.35% will be paid on the notes on each coupon payment date for any prior interest periods for which the higher coupon was not paid but only if the closing level of each underlier is greater than or equal to its coupon barrier level on the related observation date.

If you receive only the lower coupon on any coupon payment date (because the closing level of any underlier is less than its coupon barrier level on the related observation date), any forgone coupon will be paid in the form of the conditional coupon on a later coupon payment date but only if the closing level of each underlier is greater than or equal to its coupon barrier level on the related observation date. Any such conditional coupon will be paid on the first subsequent coupon payment date for which the closing level of each underlier is greater than or equal to its coupon barrier level on the related observation date; provided, however, in the case of any such payment of a conditional coupon, no additional interest shall accrue or be payable in respect of such unpaid conditional coupon from and after the end of the original interest period for which the higher coupon was not paid.

You will not receive payment for any unpaid conditional coupons if the closing level of any underlier is less than its coupon barrier level on each subsequent observation date.

Coupon payment dates:

Monthly, on the 27th calendar day of each month. If any coupon payment date is not a business day, the coupon payment with respect to such date will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day. The coupon payment with respect to the final observation date shall be made on the maturity date. The expected coupon payment dates are set forth under “Observation Dates and Expected Coupon Payment Dates” below.

Coupon barrier level:

With respect to the AFRM Stock, $62.856, which is 80% of its initial level

With respect to the APP Stock, $586.88, which is 80% of its initial level

With respect to the HOOD Stock, $97.896, which is 80% of its initial level

With respect to the ORCL Stock, $158.704, which is 80% of its initial level

With respect to the MU Stock, $221.272, which is 80% of its initial level

Observation dates:	As set forth under “Observation Dates and Expected Coupon Payment Dates” below, subject to postponement for non-trading days and certain market disruption events
Automatic early redemption:

The notes are not subject to automatic early redemption until the first redemption determination date. If, on any redemption determination date, the closing level of each underlier is greater than or equal to its call threshold level, the notes will be automatically redeemed for the early redemption payment on the related early redemption date. No further payments will be made on the notes once they have been automatically redeemed.

The notes will not be redeemed on any early redemption date if the closing level of any underlier is less than its call threshold level on the related redemption determination date.

First redemption determination date:	December 22, 2026. Under no circumstances will the notes be redeemed prior to the first redemption determination date.
Redemption determination dates:

December 22, 2026, January 22, 2027, February 24, 2027, March 23, 2027, April 22, 2027, May 24, 2027, June 23, 2027, July 22, 2027, August 24, 2027, September 22, 2027, October 22, 2027, November 23, 2027, December 21, 2027, January 24, 2028, February 23, 2028, March 22, 2028, April 24, 2028, May 24, 2028, June 22, 2028, July 24, 2028, August 23, 2028, September 22, 2028, October 24, 2028, November 21, 2028, December 21, 2028, January 24, 2029, February 22, 2029, March 22, 2029, April 24, 2029, May 23, 2029, June 22, 2029, July 24, 2029, August 22, 2029, September 24, 2029, October 24, 2029, November 21, 2029, December 21, 2029, January 23, 2030, February 22, 2030, March 22, 2030, April 24, 2030, May 22, 2030, June 24, 2030, July 24, 2030, August 22, 2030, September 24, 2030, October 23, 2030 and November 22, 2030, subject to postponement for non-trading days and certain market disruption events

Call threshold level:

With respect to the AFRM Stock, $78.57, which is 100% of its initial level

With respect to the APP Stock, $733.60, which is 100% of its initial level

With respect to the HOOD Stock, $122.37, which is 100% of its initial level

With respect to the ORCL Stock, $198.38, which is 100% of its initial level

With respect to the MU Stock, $276.59, which is 100% of its initial level

Early redemption payment:	stated principal amount plus the higher coupon with respect to the related interest period and any previously unpaid conditional coupons
Early redemption dates:

December 28, 2026, January 27, 2027, March 1, 2027, March 29, 2027, April 27, 2027, May 27, 2027, June 28, 2027, July 27, 2027, August 27, 2027, September 27, 2027, October 27, 2027, November 29, 2027, December 27, 2027, January 27, 2028, February 28, 2028, March 27, 2028, April 27, 2028, May 30, 2028, June 27, 2028, July 27, 2028, August 28, 2028, September 27, 2028, October 27, 2028, November 27, 2028, December 27, 2028, January 29, 2029, February 27, 2029, March 27,

Morgan Stanley Finance LLC

Variable Income Memory Auto-Callable Notes

2029, April 27, 2029, May 29, 2029, June 27, 2029, July 27, 2029, August 27, 2029, September 27, 2029, October 29, 2029, November 27, 2029, December 27, 2029, January 28, 2030, February 27, 2030, March 27, 2030, April 29, 2030, May 28, 2030, June 27, 2030, July 29, 2030, August 27, 2030, September 27, 2030, October 28, 2030 and November 27, 2030

Payment at maturity per note:

If the notes have not been automatically redeemed prior to maturity, investors will receive (in addition to the applicable variable coupon with respect to the final interest period and any previously unpaid conditional coupons, if payable) a payment at maturity equal to the stated principal amount.

Initial level:

With respect to the AFRM Stock, $78.57, which is its closing level on the strike date

With respect to the APP Stock, $733.60, which is its closing level on the strike date

With respect to the HOOD Stock, $122.37, which is its closing level on the strike date

With respect to the ORCL Stock, $198.38, which is its closing level on the strike date

With respect to the MU Stock, $276.59, which is its closing level on the strike date

Closing level:	“Closing level” and “adjustment factor” have the meanings set forth under “General Terms of the Notes—Some Definitions” in the accompanying product supplement.
CUSIP:	61779TS73
ISIN:	US61779TS734
Listing:	The notes will not be listed on any securities exchange.

Observation Dates and Expected Coupon Payment Dates

Observation Dates	Expected Coupon Payment Dates*
January 22, 2026	January 27, 2026
February 24, 2026	February 27, 2026
March 24, 2026	March 27, 2026
April 22, 2026	April 27, 2026
May 21, 2026	May 27, 2026
June 24, 2026	June 29, 2026
July 22, 2026	July 27, 2026
August 24, 2026	August 27, 2026
September 23, 2026	September 28, 2026
October 22, 2026	October 27, 2026
November 23, 2026	November 27, 2026
December 22, 2026	December 28, 2026
January 22, 2027	January 27, 2027
February 24, 2027	March 1, 2027
March 23, 2027	March 29, 2027
April 22, 2027	April 27, 2027
May 24, 2027	May 27, 2027
June 23, 2027	June 28, 2027
July 22, 2027	July 27, 2027
August 24, 2027	August 27, 2027
September 22, 2027	September 27, 2027
October 22, 2027	October 27, 2027
November 23, 2027	November 29, 2027
December 21, 2027	December 27, 2027
January 24, 2028	January 27, 2028
February 23, 2028	February 28, 2028
March 22, 2028	March 27, 2028
April 24, 2028	April 27, 2028
May 24, 2028	May 30, 2028
June 22, 2028	June 27, 2028
July 24, 2028	July 27, 2028
August 23, 2028	August 28, 2028
September 22, 2028	September 27, 2028
October 24, 2028	October 27, 2028
November 21, 2028	November 27, 2028
December 21, 2028	December 27, 2028
January 24, 2029	January 29, 2029

Morgan Stanley Finance LLC

Variable Income Memory Auto-Callable Notes

Observation Dates	Expected Coupon Payment Dates*
February 22, 2029	February 27, 2029
March 22, 2029	March 27, 2029
April 24, 2029	April 27, 2029
May 23, 2029	May 29, 2029
June 22, 2029	June 27, 2029
July 24, 2029	July 27, 2029
August 22, 2029	August 27, 2029
September 24, 2029	September 27, 2029
October 24, 2029	October 29, 2029
November 21, 2029	November 27, 2029
December 21, 2029	December 27, 2029
January 23, 2030	January 28, 2030
February 22, 2030	February 27, 2030
March 22, 2030	March 27, 2030
April 24, 2030	April 29, 2030
May 22, 2030	May 28, 2030
June 24, 2030	June 27, 2030
July 24, 2030	July 29, 2030
August 22, 2030	August 27, 2030
September 24, 2030	September 27, 2030
October 23, 2030	October 28, 2030
November 22, 2030	November 27, 2030
December 23, 2030 (final observation date)	December 27, 2030 (maturity date)
*After giving effect to expected postponement due to non-business days

Morgan Stanley Finance LLC

Variable Income Memory Auto-Callable Notes

Estimated Value of the Notes

The original issue price of each note is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the notes, which are borne by you, and, consequently, the estimated value of the notes on the pricing date is less than $1,000. Our estimate of the value of the notes as determined on the pricing date is set forth on the cover of this document.

What goes into the estimated value on the pricing date?

In valuing the notes on the pricing date, we take into account that the notes comprise both a debt component and a performance-based component linked to the underliers. The estimated value of the notes is determined using our own pricing and valuation models, market inputs and assumptions relating to the underliers, instruments based on the underliers, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the notes?

In determining the economic terms of the notes, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the notes would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the notes?

The price at which MS & Co. purchases the notes in the secondary market, absent changes in market conditions, including those related to the underliers, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, to the extent that MS & Co. may buy or sell the notes in the secondary market during the amortization period specified herein, absent changes in market conditions, including those related to the underliers, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the notes, and, if it once chooses to make a market, may cease doing so at any time.

Morgan Stanley Finance LLC

Variable Income Memory Auto-Callable Notes

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether the notes will be automatically redeemed with respect to a redemption determination date and whether the lower coupon or the higher coupon is payable with respect to an observation date. The following examples are for illustrative purposes only. Whether the notes are automatically redeemed prior to maturity will be determined by reference to the closing level of each underlier on each redemption determination date. Whether you receive the lower coupon or the higher coupon will be determined by reference to the closing level of each underlier on each observation date. The actual initial level, call threshold level and coupon barrier level for each underlier were determined on the strike date. All payments on the notes are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for ease of analysis. The below examples are based on the following terms:

Stated principal amount:	$1,000 per note
Hypothetical initial level:

With respect to the AFRM Stock, $100.00*

With respect to the APP Stock, $100.00*

With respect to the HOOD Stock, $100.00*

With respect to the ORCL Stock, $100.00*

With respect to the MU Stock, $100.00*

Hypothetical call threshold level:

With respect to the AFRM Stock, $100.00, which is 100% of its hypothetical initial level

With respect to the APP Stock, $100.00, which is 100% of its hypothetical initial level

With respect to the HOOD Stock, $100.00, which is 100% of its hypothetical initial level

With respect to the ORCL Stock, $100.00, which is 100% of its hypothetical initial level

With respect to the MU Stock, $100.00, which is 100% of its hypothetical initial level

Hypothetical coupon barrier level:

With respect to the AFRM Stock, $80.00, which is 80% of its hypothetical initial level

With respect to the APP Stock, $80.00, which is 80% of its hypothetical initial level

With respect to the HOOD Stock, $80.00, which is 80% of its hypothetical initial level

With respect to the ORCL Stock, $80.00, which is 80% of its hypothetical initial level

With respect to the MU Stock, $80.00, which is 80% of its hypothetical initial level

Lower coupon:

0.25% per annum (corresponding to approximately $0.208 per interest period per note). The actual lower coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical lower coupon of $0.208 is used in these examples for ease of analysis.

Higher coupon:

7.60% per annum (corresponding to approximately $6.333 per interest period per note). The actual higher coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical higher coupon of $6.333 is used in these examples for ease of analysis.

Conditional coupon:

7.35% per annum (corresponding to approximately $6.125 per interest period per note). The actual conditional coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical conditional coupon of $6.125 is used in these examples for ease of analysis.

If you receive only the lower coupon on any coupon payment date (because the closing level of any underlier is less than its coupon barrier level on the related observation date), any forgone coupon will be paid in the form of the conditional coupon on a later coupon payment date but only if the closing level of each underlier is greater than or equal to its coupon barrier level on the related observation date. Any such conditional coupon will be paid on the first subsequent coupon payment date for which the closing level of each underlier is greater than or equal to its coupon barrier level on the related observation date.

*The hypothetical initial level of $100.00 for each underlier has been chosen for illustrative purposes only and does not represent the actual initial level of any underlier. Please see “Historical Information” below for historical data regarding the actual closing levels of the underliers.

Morgan Stanley Finance LLC

Variable Income Memory Auto-Callable Notes

How to determine whether the notes will be automatically redeemed with respect to a redemption determination date:

	Closing Level					Early Redemption Payment
	AFRM Stock	APP Stock	HOOD Stock	ORCL Stock	MU Stock
Hypothetical Redemption Determination Date #1	$105.00 (greater than or equal to its call threshold level)	$45.00 (less than its call threshold level)	$40.00 (less than its call threshold level)	$110.00 (greater than or equal to its call threshold level)	$115.00 (greater than or equal to its call threshold level)	N/A
Hypothetical Redemption Determination Date #2	$110.00 (greater than or equal to its call threshold level)	$125.00 (greater than or equal to its call threshold level)	$130.00 (greater than or equal to its call threshold level)	$115.00 (greater than or equal to its call threshold level)	$105.00 (greater than or equal to its call threshold level)

The stated principal amount + the higher coupon with respect to the related interest period and any previously unpaid conditional coupons

For more information, please see “How to determine whether the lower coupon or the higher coupon is payable with respect to an observation date (if the notes have not been previously automatically redeemed)” below.

On hypothetical redemption determination date #1, because the closing level of at least one underlier is less than its call threshold level, the notes are not automatically redeemed on the related early redemption date.

On hypothetical redemption determination date #2, because the closing level of each underlier is greater than or equal to its call threshold level, the notes are automatically redeemed on the related early redemption date for an early redemption payment equal to the stated principal amount plus the higher coupon with respect to the related interest period and any previously unpaid conditional coupons. No further payments are made on the notes once they have been automatically redeemed.

If the closing level of any underlier is less than its call threshold level on each redemption determination date, the notes will not be automatically redeemed prior to maturity.

Morgan Stanley Finance LLC

Variable Income Memory Auto-Callable Notes

How to determine whether the lower coupon or the higher coupon (and any previously unpaid conditional coupons) is payable with respect to an observation date (if the notes have not been previously automatically redeemed):

	Closing Level					Payment per Note
	AFRM Stock	APP Stock	HOOD Stock	ORCL Stock	MU Stock
Hypothetical Observation Date #1	$80.00 (greater than or equal to its coupon barrier level)	$125.00 (greater than or equal to its coupon barrier level)	$117.00 (greater than or equal to its coupon barrier level)	$115.00 (greater than or equal to its coupon barrier level)	$110.00 (greater than or equal to its coupon barrier level)	$6.333
Hypothetical Observation Date #2	$55.00 (less than its coupon barrier level)	$45.00 (less than its coupon barrier level)	$50.00 (less than its coupon barrier level)	$110.00 (greater than or equal to its coupon barrier level)	$105.00 (greater than or equal to its coupon barrier level)	$0.208
Hypothetical Observation Date #3	$43.00 (less than its coupon barrier level)	$90.00 (greater than or equal to its coupon barrier level)	$85.00 (greater than or equal to its coupon barrier level)	$110.00 (greater than or equal to its coupon barrier level)	$115.00 (greater than or equal to its coupon barrier level)	$0.208
Hypothetical Observation Date #4	$130.00 (greater than or equal to its coupon barrier level)	$85.00 (greater than or equal to its coupon barrier level)	$135.00 (greater than or equal to its coupon barrier level)	$125.00 (greater than or equal to its coupon barrier level)	$110.00 (greater than or equal to its coupon barrier level)	$6.333 + $6.125 + $6.125 = $18.583
Hypothetical Observation Date #5	$20.00 (less than its coupon barrier level)	$35.00 (less than its coupon barrier level)	$50.00 (less than its coupon barrier level)	$110.00 (greater than or equal to its coupon barrier level)	$105.00 (greater than or equal to its coupon barrier level)	$0.208

On hypothetical observation date #1, because the closing level of each underlier is greater than or equal to its coupon barrier level, the higher coupon is paid on the related coupon payment date.

On hypothetical observation dates #2 and #3, because the closing level of at least one underlier is less than its coupon barrier level, the lower coupon is paid on the related coupon payment date.

On hypothetical observation date #4, because the closing level of each underlier is greater than or equal to its coupon barrier level, investors receive the higher coupon with respect to hypothetical observation date #4 as well as the previously unpaid conditional coupons with respect to hypothetical observation dates #2 and #3.

On hypothetical observation date #5, because the closing level of at least one underlier is less than its coupon barrier level, the lower coupon is paid on the related coupon payment date.

If the closing level of any underlier is less than its coupon barrier level on each observation date, you will not receive any higher coupons for the entire term of the notes.

Morgan Stanley Finance LLC

Variable Income Memory Auto-Callable Notes

Risk Factors

This section describes the material risks relating to the notes. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the notes.

Risks Relating to an Investment in the Notes

￭The amount of each coupon payment is based on the closing levels of the underliers on only the related observation date at the end of the related interest period. Whether the lower coupon, the higher coupon or any previously unpaid conditional coupons will be paid on any coupon payment date will be determined at the end of the related interest period based on the closing level of each underlier on the related observation date. As a result, you will not know whether you will receive the lower coupon, the higher coupon or any previously unpaid conditional coupons on a coupon payment date until near the end of the relevant interest period. Moreover, because the amount of each coupon payment is based solely on the closing levels of the underliers on the observation dates, if the closing level of any underlier on any observation date is less than its coupon barrier level, you will not receive the higher coupon with respect to the related interest period or any previously unpaid conditional coupons with respect to any prior interest periods for which the higher coupon was not paid, even if the closing level of such underlier was greater than or equal to its coupon barrier level on other days during that interest period and even if the closing levels of the other underliers are greater than or equal to their coupon barrier levels on such observation date. If the closing level of any underlier is less than its coupon barrier level on any observation date, you will not receive the higher coupon with respect to the related interest period or any previously unpaid conditional coupons with respect to any prior interest periods for which the higher coupon was not paid, and you will instead receive only the lower coupon with respect to the related interest period.

￭Investors will not participate in any appreciation in the value of any underlier. Investors will not participate in any appreciation in the value of any underlier from the strike date to the final observation date, and the return on the notes will be limited to the variable coupons that are paid on the coupon payment dates. It is possible that the closing level of an underlier will remain below its coupon barrier level for extended periods of time or even throughout the entire term of the notes so that you will receive few or no higher coupons.

￭The notes are subject to early redemption risk. The term of your investment in the notes may be shortened due to the automatic early redemption feature of the notes. If the notes are automatically redeemed prior to maturity, you will receive no further payments on the notes, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the notes be redeemed prior to the first redemption determination date.

￭The market price of the notes may be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the notes in the secondary market and the price at which MS & Co. may be willing to purchase or sell the notes in the secondary market. We expect that generally the value of each underlier at any time will affect the value of the notes more than any other single factor. Other factors that may influence the value of the notes include:

othe volatility (frequency and magnitude of changes in value) of the underliers;

ointerest and yield rates in the market;

odividend rates on the underliers;

othe level of correlation between the underliers;

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underliers or equity markets generally;

othe availability of comparable instruments;

othe occurrence of certain events affecting the underliers that may or may not require an adjustment to an adjustment factor;

othe time remaining until the notes mature; and

oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your notes prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the notes will be affected by the other factors described above. For example, you may have to sell your notes at a substantial discount from the stated principal amount if, at the time of sale, the closing level of any underlier is at, below or not sufficiently above its coupon barrier level, or if market interest rates rise.

You can review the historical closing levels of the underliers in the section of this document called “Historical Information.” You cannot predict the future performance of an underlier based on its historical performance. The values of the underliers may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. There can be no assurance that the closing level of each underlier will be greater than or equal to its coupon barrier level on any observation date so that you will receive the higher coupon with respect to the applicable interest period.

Morgan Stanley Finance LLC

Variable Income Memory Auto-Callable Notes

￭The notes are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the notes. You are dependent on our ability to pay all amounts due on the notes, and, therefore, you are subject to our credit risk. The notes are not guaranteed by any other entity. If we default on our obligations under the notes, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the notes prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the notes.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the notes in the original issue price reduce the economic terms of the notes, cause the estimated value of the notes to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the notes in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the notes in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the notes less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, to the extent that MS & Co. may buy or sell the notes in the secondary market during the amortization period specified herein, absent changes in market conditions, including those related to the underliers, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the notes is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the notes than those generated by others, including other dealers in the market, if they attempted to value the notes. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your notes in the secondary market (if any exists) at any time. The value of your notes at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the notes may be influenced by many unpredictable factors” above.

￭The notes will not be listed on any securities exchange and secondary trading may be limited. The notes will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the notes. MS & Co. may, but is not obligated to, make a market in the notes and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the notes, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Since other broker-dealers may not participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the notes, it is likely that there would be no secondary market for the notes. Accordingly, you should be willing to hold your notes to maturity.

￭As discussed in more detail in the accompanying product supplement, investing in the notes is not equivalent to investing in the underlier(s).

Morgan Stanley Finance LLC

Variable Income Memory Auto-Callable Notes

￭You may be required to recognize taxable income on the notes prior to maturity. We intend to treat the notes as contingent payment debt instruments for U.S. federal income tax purposes. If you are a U.S. investor in a note, under the treatment of a note as a contingent payment debt instrument, you will generally be required to recognize taxable interest income in each year that you hold the note. In addition, any gain you recognize under the rules applicable to contingent payment debt instruments will generally be treated as ordinary interest income rather than capital gain. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Income Tax Considerations” in the accompanying product supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes.

Risks Relating to the Underlier(s)

￭Because your return on the notes will depend upon the performance of the underlier(s), the notes are subject to the following risk(s), as discussed in more detail in the accompanying product supplement.

oYou are exposed to the price risk of each underlier.

oWe have no affiliation with any underlying stock issuer.

oWe may engage in business with or involving any underlying stock issuer without regard to your interests.

oThe anti-dilution adjustments the calculation agent is required to make do not cover every corporate event that could affect an underlying stock.

￭Because the notes are linked to the performance of the worst performing underlier, you are exposed to a greater risk of receiving only the lower coupon on the coupon payment dates than if the notes were linked to just one underlier. The risk that you will receive only the lower coupon on any coupon payment date is greater if you invest in the notes as opposed to similar notes that are linked to the performance of just one underlier. With more than one underlier, it is more likely that any underlier will perform in a manner that adversely affects the value of the notes than if the notes were linked to only one underlier. Therefore, it is more likely that you will not receive the higher coupon (as well as any previously unpaid conditional coupons), and instead receive only the lower coupon, on any or all of the coupon payment dates.

Risks Relating to Conflicts of Interest

In engaging in certain activities described below and as discussed in more detail in the accompanying product supplement, our affiliates may take actions that may adversely affect the value of and your return on the notes, and in so doing they will have no obligation to consider your interests as an investor in the notes.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the notes. As calculation agent, MS & Co. will make any determinations necessary to calculate any payment(s) on the notes. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, which may adversely affect your return on the notes. In addition, MS & Co. has determined the estimated value of the notes on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the notes.

Morgan Stanley Finance LLC

Variable Income Memory Auto-Callable Notes

Historical Information

Affirm Holdings, Inc. Overview

Bloomberg Ticker Symbol: AFRM

Affirm Holdings, Inc. operates a platform for digital and mobile-first commerce. The underlier is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the underlying stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-39888 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the underlying stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete.

The closing level of the AFRM Stock on December 22, 2025 was $78.57. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

AFRM Stock Daily Closing Levels January 13, 2021* to December 22, 2025

*The underlying stock began trading on January 13, 2021 and therefore has limited historical performance.

This document relates only to the notes referenced hereby and does not relate to the underlier or other securities of the underlying stock issuer. We have derived all disclosures contained in this document regarding the underlier from the publicly available documents described above. In connection with this offering of notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlier (and therefore the closing level of the underlier on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying stock issuer could affect the value received with respect to the notes and therefore the value of the notes.

Morgan Stanley Finance LLC

Variable Income Memory Auto-Callable Notes

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlier.

AppLovin Corporation Overview

Bloomberg Ticker Symbol: APP

AppLovin Corporation provides advertising solutions for businesses. The underlier is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the underlying stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-40325 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the underlying stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete.

The closing level of the APP Stock on December 22, 2025 was $733.60. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

APP Stock Daily Closing Levels April 14, 2021* to December 22, 2025

*The underlying stock began trading on April 14, 2021 and therefore has limited historical performance.

This document relates only to the notes referenced hereby and does not relate to the underlier or other securities of the underlying stock issuer. We have derived all disclosures contained in this document regarding the underlier from the publicly available documents described above. In connection with this offering of notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlier (and therefore the closing level of the underlier on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying stock issuer could affect the value received with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlier.

Morgan Stanley Finance LLC

Variable Income Memory Auto-Callable Notes

Robinhood Markets, Inc. Overview

Bloomberg Ticker Symbol: HOOD

Robinhood Markets, Inc. operates a financial services platform. The underlier is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the underlying stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-40691 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the underlying stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete.

The closing level of the HOOD Stock on December 22, 2025 was $122.37. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

HOOD Stock Daily Closing Levels July 29, 2021* to December 22, 2025

*The underlying stock began trading on July 29, 2021 and therefore has limited historical performance.

This document relates only to the securities referenced hereby and does not relate to the underlier or other securities of the underlying stock issuer. We have derived all disclosures contained in this document regarding the underlier from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlier (and therefore the closing level of the underlier on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlier.

Morgan Stanley Finance LLC

Variable Income Memory Auto-Callable Notes

Oracle Corporation Overview

Bloomberg Ticker Symbol: ORCL

Oracle Corporation provides products and services that address enterprise information technology environments. The underlier is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the underlying stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-35992 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the underlying stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete.

The closing level of the ORCL Stock on December 22, 2025 was $198.38. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

ORCL Stock Daily Closing Levels January 1, 2020 to December 22, 2025

This document relates only to the notes referenced hereby and does not relate to the underlier or other securities of the underlying stock issuer. We have derived all disclosures contained in this document regarding the underlier from the publicly available documents described above. In connection with this offering of notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlier (and therefore the closing level of the underlier on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying stock issuer could affect the value received with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlier.

Morgan Stanley Finance LLC

Variable Income Memory Auto-Callable Notes

Marvell Technology, Inc. Overview

Bloomberg Ticker Symbol: MU

Micron Technology, Inc. is a memory and storage solutions company. The underlier is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the underlying stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-10864 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the underlying stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete.

The closing level of the MU Stock on December 22, 2025 was $276.59. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

MU Stock Daily Closing Levels January 1, 2020 to December 22, 2025

This document relates only to the notes referenced hereby and does not relate to the underlier or other securities of the underlying stock issuer. We have derived all disclosures contained in this document regarding the underlier from the publicly available documents described above. In connection with this offering of notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlier (and therefore the closing level of the underlier on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying stock issuer could affect the value received with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlier.

Morgan Stanley Finance LLC

Variable Income Memory Auto-Callable Notes

Additional Terms of the Notes

Please read this information in conjunction with the terms on the cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement or prospectus, the terms described herein shall control.
Denominations:	$1,000 per note and integral multiples thereof
Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Interest period:

The period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Underlying stock issuer:

With respect to the AFRM Stock, Affirm Holdings, Inc.

With respect to the APP Stock, AppLovin Corporation

With respect to the HOOD Stock, Robinhood Markets, Inc.

With respect to the ORCL Stock, Oracle Corporation

With respect to the MU Stock, Micron Technology, Inc.

Amortization period:	The 6-month period following the issue date
Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)

Morgan Stanley Finance LLC

Variable Income Memory Auto-Callable Notes

Additional Information About the Notes

Additional Information:
Minimum ticketing size:	$1,000 / 1 note
United States federal income tax considerations:

You should review carefully the section in the accompanying product supplement entitled “United States Federal Income Tax Considerations.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the notes.

Generally, this discussion assumes that you purchased the notes for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. You should consult your tax adviser regarding the effect any such circumstances may have on the U.S. federal income tax consequences of your ownership of a note.

The notes should be treated as debt instruments for U.S. federal income tax purposes. Based on current market conditions, we intend to treat the notes for U.S. federal income tax purposes as contingent payment debt instruments, or “CPDIs,” as described in “United States Federal Income Tax Considerations—Tax Consequences to U.S. Holders—Notes Treated as Contingent Payment Debt Instruments” in the accompanying product supplement. Under this treatment, regardless of your method of accounting for U.S. federal income tax purposes, you generally will be required to accrue interest income in each year on a constant yield to maturity basis at the “comparable yield,” as determined by us, adjusted upward or downward to reflect the difference, if any, between the actual and projected payments on the notes during the year. Upon a taxable disposition of a note, you generally will recognize taxable income or loss equal to the difference between the amount received and your tax basis in the notes. You generally must treat any income realized as interest income and any loss as ordinary loss to the extent of previous interest inclusions, and the balance as capital loss, the deductibility of which is subject to limitations.

We have determined that the comparable yield for a note is a rate of 4.2260% per annum, compounded monthly. Based upon our determination of the comparable yield and assuming a monthly accrual period, the following table sets out the “projected payment schedule” per $1,000 principal amount of note, as well as the amount of taxable interest income (without taking into account any adjustment to reflect the difference, if any, between the actual and the projected amount of the contingent payment on a note) that will be deemed to have accrued with respect to a note during each calendar period.

Projected Payment Date(s)

Projected payment(s) (per $1,000)

Accrued OID During Calendar Period (per $1,000)

Total Accrued OID (per $1,000)

January 27, 2026

$11.8266

$3.6390

$3.6390

February 27, 2026

$8.6651

$3.4928

$7.1319

March 27, 2026

$7.3878

$3.4746

$10.6065

April 27, 2026

$6.7160

$3.4608

$14.0673

May 27, 2026

$6.0716

$3.4494

$17.5166

June 27, 2026

$5.6477

$3.4401

$20.9567

July 27, 2026

$5.3752

$3.4323

$24.3891

August 27, 2026

$5.0855

$3.4255

$27.8146

September 27, 2026

$4.7856

$3.4197

$31.2343

October 27, 2026

$4.6097

$3.4148

$34.6491

November 27, 2026

$4.4324

$3.4106

$38.0597

December 27, 2026

$4.2695

$3.4070

$41.4668

January 27, 2027

$4.1282

$3.4040

$44.8708

February 27, 2027

$3.9956

$3.4015

$48.2722

March 27, 2027

$3.8990

$3.3994

$51.6716

April 27, 2027

$3.7923

$3.3976

$55.0692

May 27, 2027

$3.6899

$3.3962

$58.4654

June 27, 2027

$3.6106

$3.3952

$61.8606

July 27, 2027

$3.5241

$3.3944

$65.2550

August 27, 2027

$3.4564

$3.3940

$68.6490

September 27, 2027

$3.3785

$3.3937

$72.0427

Morgan Stanley Finance LLC

Variable Income Memory Auto-Callable Notes

October 27, 2027

$3.3122

$3.3938

$75.4365

November 27, 2027

$3.2416

$3.3941

$78.8306

December 27, 2027

$3.1781

$3.3946

$82.2252

January 27, 2028

$3.1392

$3.3954

$85.6206

February 27, 2028

$3.0873

$3.3963

$89.0169

March 27, 2028

$3.0369

$3.3974

$92.4143

April 27, 2028

$2.9806

$3.3986

$95.8129

May 27, 2028

$2.9244

$3.4001

$99.2130

June 27, 2028

$2.8754

$3.4018

$102.6148

July 27, 2028

$2.8221

$3.4036

$106.0185

August 27, 2028

$2.7802

$3.4057

$109.4242

September 27, 2028

$2.7442

$3.4079

$112.8321

October 27, 2028

$2.6952

$3.4102

$116.2423

November 27, 2028

$2.6606

$3.4128

$119.6550

December 27, 2028

$2.6188

$3.4154

$123.0704

January 27, 2029

$2.5784

$3.4182

$126.4886

February 27, 2029

$2.5424

$3.4212

$129.9098

March 27, 2029

$2.5063

$3.4243

$133.3341

April 27, 2029

$2.4775

$3.4275

$136.7615

May 27, 2029

$2.4429

$3.4308

$140.1924

June 27, 2029

$2.4126

$3.4343

$143.6267

July 27, 2029

$2.3780

$3.4379

$147.0646

August 27, 2029

$2.3405

$3.4416

$150.5062

September 27, 2029

$2.3117

$3.4455

$153.9518

October 27, 2029

$2.2786

$3.4495

$157.4013

November 27, 2029

$2.2555

$3.4536

$160.8549

December 27, 2029

$2.2295

$3.4579

$164.3128

January 27, 2030

$2.2050

$3.4622

$167.7750

February 27, 2030

$2.1820

$3.4666

$171.2416

March 27, 2030

$2.1589

$3.4711

$174.7127

April 27, 2030

$2.1358

$3.4758

$178.1885

May 27, 2030

$2.1128

$3.4805

$181.6689

June 27, 2030

$2.0955

$3.4853

$185.1542

July 27, 2030

$2.0724

$3.4902

$188.6444

August 27, 2030

$2.0493

$3.4952

$192.1396

September 27, 2030

$2.0291

$3.5003

$195.6399

October 27, 2030

$2.0046

$3.5055

$199.1453

November 27, 2030

$1.9744

$3.5107

$202.6561

December 27, 2030

$1,001.9542

$3.5161

$206.1722

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amount(s) that we will pay on the notes.

Possible Alternative Tax Treatment of an Investment in the Notes

Due to the absence of authorities that directly address the proper tax treatment of the notes, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the notes under Treasury regulations governing variable rate debt instruments, as described in “United States Federal Income Tax Considerations—Tax Consequences to U.S. Holders—Notes Treated as Variable Rate Debt Instruments” in the accompanying product supplement.

Non-U.S. Holders. If you are a Non-U.S. Holder, please also read the section entitled “United States Federal Income Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement.

As discussed under “United States Federal Income Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated

Morgan Stanley Finance LLC

Variable Income Memory Auto-Callable Notes

thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain representations made by us, our counsel is of the opinion that Section 871(m) should not apply to the notes with respect to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the notes, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $41 for each note they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the notes.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the notes:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the notes offered by this pricing supplement have been issued by MSFL pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus), the trustee and/or paying agent has made, in accordance with the instructions from MSFL, the appropriate entries or notations in its records relating to the master note that represents such notes (the “master note”), and such notes have been delivered against payment as contemplated herein, such notes will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee.  This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act.  In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the master note and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated September 23, 2025, which was filed as an exhibit to a Current Report on Form 8-K by the Company on September 23, 2025.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the product supplement if you so request by calling toll-free 1-(800)-584-6837.

Terms used but not defined in this document are defined in the product supplement or in the prospectus. Each of the product supplement and the prospectus can be accessed via the hyperlinks set forth on the cover of this document.